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   PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO |_|JUV.
           EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EVLICO)         |_|OPAI

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1.  PROPOSED INSURED
    a. Print name as it is to appear on policy.
_______RICHARD___________________________ROE____________________________________
       First      Middle Initial          Last
b. |X| Mr.   |_| Miss    |_| Mrs.    |_| Ms.      |_| Other Title___________
c. List all current occupations -- Give Titles(s) and Duties _____________CORPORATE ATTORNEY_________________________________________________
________________________________________________________________________________
d.  Date of Birth:  Mo.__3__ Day__1__ Yr. 19__50__
e.  Age Nearest Birthday: ___35___
f.  Place of Birth:  State of ___NEW YORK___
g.  Residence:  State of ___NEW YORK___
h.  |X| Male        |_| Female

2.  PLAN                                                    INITIAL FACE AMOUNT
____VARIABLE WHOLE LIFE________________________________________ $__100,000_____
    If Flexible Prem., will the Death Benefit include the value of the Account?
                                  |_| No (Option A)          |_| Yes (Option B)
    INVESTMENT DIVISION ALLOCATION (WHOLE NUMBERS ONLY)
    Common Stock       __50%__            _________________     ______________%
    Money Market       __50___            _________________     ______________
    ____________       _______            _________________     ______________
    ____________       _______            _________________     ______________
    ____________       _______            _________________     ______________
    ____________       _______            _________________     ______________
                                                                        100%
3.  OPTIONAL BENEFITS
    |_|  Accidental Death Benefit* (Specify Amount):            $____________
    |_| Option to Purchase Add'l Ins. (Issue ages to 37 only): $____________ |_| Disability Premium Waiver* |_| Disability Benefit-Flexible Prem. Pol.*
                                     |_| Waive Cost of Insurance
                                     |_| Credit $ _______  per _________________
    Term Riders:
        Decreasing Term                                             Per Month
              |_| Family Income:   ______Years                  $____________
              |_| Mortgage Prot.:  ______Years  Initial Amt.:   $____________
        Renewable Term                           Yearly  10 Yr.
              |_| On Insured:                      |_|    |_|   $____________
              |_| On Add'l. Insured (See page 2):  |_|    |_|   $____________
        |_| Increasing Term
        |_| Children's Term (See page 2):      $__________Units______________
    *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on p.2.

4.  BENEFICIARY FOR INSURANCE ON PROPOSED INSURED.  Include FULL
    NAME and RELATIONSHIP to Proposed Insured.
    __________________________MARGARET H. ROE, WIFE_____________________________
    ____________________________________________________________________________
    Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate.

    THE BENEFICIARY UNDER ANY TERM INSURANCE RIDER on an Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Special Instructions.

5.  OWNER Owner's Soc. Sec. or Tax No.  |0|0|0|0|0|0|0|0|0| |
    The Owner is |X| Proposed Insured        |_| Applicant for Child (See 10.c.)
    |_|  Other (Give Full Name):
    ____________________________________________________________________________
    If "Other," complete the following:
    |_| Mr.    |_| Miss   |_| Mrs.   |_| Ms.     |_| Other Title________________
    Relationship to Insured_____________________________________________________
    Specify a successor Owner if desired
    ____________________________________________________________________________
    If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see
    Note in 10.c.).

6.  MAILING ADDRESS  |_| Business (Give Full Name)  |x| Residence
    |1|0|0|_|S|P|E|C|M|E|N|_|S|T|R|E|E|T|_|_|_|_|_|1|F|_|_|_|
         No.        Street                          Apt.
    |N|E|W| |Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
          City
    |N|E|W| |Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|1|0|0|0|1|
          State                               Zip

7.  PREMIUM PAYMENT PLAN
Check mode, and if Flexible Premium complete the following:
    Initial Prem. Payment $ _________________________________
    Planned Periodic Prems. $ _______________________________
    |_| Do not send premium reminder notices
    |x| Annual      |_| Semi-Annual        |_|Quarterly
    |_| Monthly     |_| System-Matic (Attach S-M Form)
    |_| Single
    |_| Military Allotment:  Branch  __________________________
                             Register Date_____________________
    |_| Salary Allotment:    Register Date_____________________
        Unit Name______________________________________________
        Unit/Sub-Unit No. if established:
        |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

        Divisible by |_| 2   |_| 4     Payroll No.________________
    |_| Hold Premium  $______________________

8.  SUITABILITY
a. Have you the Proposed Insured and the Purchaser if other than the Proposed Insured received: (i) a Prospectus for the policy applied for?
                                                            |X| Yes   |_| No
    Date of Prospectus ______SPECIMEN____________________________
    Date of any supplement ______SPECIMEN________________________
    (ii) a Prospectus for The Hudson River Fund, Inc.
                                                            |X| Yes   |_| No
    Date of Prospectus ______SPECIMEN____________________________
    Date of any supplement ______SPECIMEN________________________

b. Do you understand that, under the policy applied for (exclusive of any optional benefits), the amount of the death benefit and the cash surender value may increase or decrease depending upon investment experience (if the policy has a guaranteed minimum death benefit or cash surrender value it is only the amount above such minimum that may increase or decrease)? |X| Yes |_| No

c.  With  this  in  mind,  is the  policy  in  accord  with  your  insurance
    objectives and your anticipated financial needs?        |X| Yes |_| No

9.  SPECIAL INSTRUCTIONS

a.  |_| Preliminary Term (PT) period of ________ days
        ending _______________ .  PT Premium $_______
                Mo.  Day   Yr.
b.  |_| Date to save insurance age: _____________
c. |_| Check here to request an adjustable policy loan interest rate (if available) instead of a fixed rate.
d.  Other:
_________________________________________
_________________________________________
_________________________________________
_________________________________________
_________________________________________

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NOTE: UPON REQUEST, WE WILL FURNISH  ILLUSTRATIONS OF BENEFITS,  INCLUDING DEATH
BENEFITS AND CASH VALUES, FOR (A) THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR
AND  (B)  A  FIXED  BENEFIT  LIFE   INSURANCE   POLICY  FOR  THE  SAME  PREMIUM.
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EV4-200Q                                                                       1

10. COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).

a.  Will  there be more  life  insurance  in  effect on the Child
    than on any older child in the family?     |_| Yes  |_| No
    If yes, explain:  ___________________________________________
    _____________________________________________________________

b.  APPLICANT-COMPLETE IF OTHER THAN THE CHILD.
    i.  _________________________________________________________
            First Name       Middle Initial       Last Name
    ii.   |_|  Mr.   |_|   Miss  |_|  Mrs.   |_|  Ms.   |_|   Other Title_______
    iii.  Date of Birth___________________________________19____
                                Month      Day            Year
    iv.   |_| Male        |_| Female
    v.    Relationship to Child:___________________________________
    vi.   Total Life Insurance now in effect:  $  _________________

c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the Owner unless otherwise designated in Special Instructions (in any such designation include Owner's FULL NAME, RELATIONSHIP to Child, and Social Security or Tax Number).

    NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.

d.  OPTIONAL BENEFIT ON APPLICANT.
    |_| Supplemental Protective Benefit. Give Applicant's:
    i.  Age Nearest          ii.  Place of
        Birthday ______________   Birth_____________
                                          State
    iii.  Height______Ft.____In. Weight______lbs.
    iv.   Occupations-Give Title(s) and Duties:_________________________________
        ________________________________________________________________________
    ALSO ANSWER QUESTIONS ON PAGE 3 AS TO APPLICANT.

e. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS. If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday.

    If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

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11. COMPLETE FOR CHILDREN'S TERM RIDER.

    Give Names of Children below and answer the Questions on page 3 as to each Child.

    CHILDREN PROPOSED FOR INSURANCE:
    NOTE: To be eligible, children (including stepchildren and legally adopted children) must not yet have reached their 18th birthday. Coverage
           does not begin until a child is 15 days old.            DATE OF BIRTH
       First Name         Middle Initial     Last Name       |SEX| MO.| DAY| YR.
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________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

12. COMPLETE FOR RENEWABLE TERM RIDER ON ADDITIONAL INSURED.

Complete below and answer the Questions on page 3 as to the Additional Insured.

PROPOSED ADDITIONAL INSURED
a.  Print name as it is to appear on the Policy.
________________________________________________________________________________
    First                     Middle Initial               Last
b.  List all current occupations -- Give Title(s) and Duties.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
c.  Date of Birth:  Mo.__________ Day________ Yr. 19____
d.  Age Nearest Birthday _______________________________
e.  Place of Birth:  State of __________________________
f.  Residence:  State of________________________________
g.  |_| Male         |_| Female
h.  Owner's Relationship to Additional Insured:_________________________________
________________________________________________________________________________

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13. COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.

 i. Existing Individual Policy No. _________________________
ii. Option Date_______ iii.  Option Amount:  $______________
iv. |_|  Regular Option or
    |_|  Option on Birth or Adoption of Child
         Child's Name _______________________________________
         Date of Birth or Adoption___________________________
 v. If applying for  Disability  Premium  Waiver,  is Proposed  Insured now
    totally   disabled  as  defined  in  the  Disability   Premium  Waiver
    provision of the above policy? |_| Yes  |_| No

This application is made under a provision in the policy indicated above permitting the purchase of individual life insurance (the "Option Provision").

If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance, then the option insurance shall take effect upon the terms of the policy EVLICO would issue. Otherwise, the option insurance shall not take effect.

Answer the Questions on page 3 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).


EV4-200Q                                                                       2

OTHER INFORMATION -- HAS ANY PERSON PROPOSED FOR INSURANCE:

14.a. Ever had a driver's license suspended or revoked or, within the last three years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs? (Give full details -- including dates, types of violation, and reason for license suspension or revocation.) |_| Yes |X| No

b. Any plan to travel or reside outside the U.S.? (Give full details.)
                                                                  |_| Yes |X| No

c. Any other life  insurance now in effect or  application  now pending?  (State
companies and amounts.)                                           |_| Yes |X| No

d. Smoked cigarettes within the last 12 months?                   |_| Yes |X| No

15.a.  Within the last year flown other than as a passenger or plan to do so?
                                                                  |_| Yes |X| No
If yes:  Total flying time at present________________ Hours;
Last 12 mos.________Hours;  Next 12 mos._________Est. Hours.
(Complete Aviation Supplement for pilot instruction; competitive, test, stunt or military flying; or crop dusting.)

b. Engaged within the last year, or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding or
parachuting? (If yes, complete Avocation Supplement.)             |_| Yes |X| No

c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.) |_| Yes |X| No

d. Replaced or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and
amounts.)                                                         |_| Yes |X| No

ANSWER QUESTIONS 16, 17 AND 18 ONLY IF NON-MEDICAL.
16.  Proposed Insured:__________Height___6____Ft.____1____In.  Weight__185__lbs.
     Additional Insured:________Height________Ft._________In.  Weight_______lbs.

HAS ANY PERSON PROPOSED FOR INSURANCE:
17.a. Ever been treated for or had any indication of heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor or cancer? (Give full details.)
                                                                  |_| Yes |X| No

b. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor virus infections, minor injuries, or normal
pregnancy.) (Give full details.)                                  |_| Yes |X| No

18.a. In the last ten years used barbiturates, amphetamines, hallucinatory drugs
or narcotics? (Give full details.)                                |_| Yes |X| No

b. In the last ten years received counseling or treatment for the use of alcohol
or drugs? (Give full details.)                                    |_| Yes |X| No

19. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 and 18 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.

No.    Name of Person Affected                 Details
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

20. COMPLETE  IF FIRST PREMIUM IS PAID BEFORE THE POLICY IS  DELIVERED:
Have the undersigned read and do they agree to the conditions of EVLICO's Temporary Insurance Agreement, including (i) the requirement that all of the conditions in that Agreement must be met before any insurance takes effect, and
(ii) the $250,000 insurance amount limitation? |_| YES |_| NO (If "No," a premium may not be paid before the policy is delivered.)
AMOUNT  PAID:  $___________. (Draw checks to order of EVLICO.)

AGREEMENT.  Each signer of this application agrees that:
(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. EVLICO may rely on them in acting on this application.

(2) EVLICO's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if the full first premium for the policy applied for is paid before the policy is delivered.

(3) EXCEPT AS STATED IN THE TEMPORARY INSURANCE AGREEMENT, NO INSURANCE SHALL TAKE EFFECT ON THIS APPLICATION: (A) UNTIL A POLICY IS DELIVERED AND THE FULL FIRST PREMIUM FOR IT IS PAID WHILE THE PROPOSED INSURED IS LIVING; (B) BEFORE ANY REGISTER DATE SPECIFIED IN THIS APPLICATION; AND (C) UNLESS TO THE BEST OF MY KNOWLEDGE AND BELIEF THE STATEMENTS AND ANSWERS IN ALL PARTS OF THIS APPLICATION CONTINUE TO BE TRUE AND COMPLETE, WITHOUT MATERIAL CHANGE, AS OF THE TIME SUCH PREMIUM IS PAID.

(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of EVLICO's rights or requirements. EVLICO shall not be bound by any information unless it is stated in application Part 1, 1A or 2.

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Signature of Agent________/s/ John Q. Agent_____________________________________

IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS) THE AMOUNT OF THE DEATH BENEFIT AND THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT (IF THE POLICY HAS A GUARANTEED MINIMUM DEATH BENEFIT OR CASH SURRENDER VALUE IT IS ONLY THE AMOUNT ABOVE SUCH MINIMUM THAT MAY INCREASE OR DECREASE).

Dated at __NEW YORK_____NY__________________on___3/1_____19__85__
              City     State
(X)___/s/ Richard Roe___________________________________________________________
Signature of Proposed Insured or of Applicant if Proposed Insured is a Child, Issue Age 0-14.

________________________________________________________________________________
Signature of Additional Insured if required.

________________________________________________________________________________
Signature of Purchaser if not Proposed Insured or Applicant.
(If corp. show firm's name and signature of authorized officer.)

EV4-200Q                                                                       3